EXHIBIT 3.5

                    ARTICLES OF ASSOCIATION OF NATIONAL BANK


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                FIRST ROBINSON SAVINGS BANK, NATIONAL ASSOCIATION

                             ARTICLES OF ASSOCIATION


         For the purpose of organizing an Association to carry on the business of banking under the laws of the United States, the undersigned do enter into the following articles of association:

         FIRST. The title of this Association shall be First Robinson Savings Bank, National Association.

         SECOND. The Main Office of the Association shall be in Robinson, Illinois, County of Crawford, State of Illinois. The general business of the Association shall be conducted at its main office and its branches.

         THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the Association with an aggregate par value of not less than $1,000, or common or preferred stock of a bank holding company owning the Association with an aggregate par, fair market or equity value of not less than $1,000, as of either
(i) the date of purchase, (ii) the date the person became a director or (iii) the date of that person's most recent election to the Board of Directors, whichever is greater. Any combination of common or preferred stock of the Association or holding company may be used.

         Any vacancy in the Board of Directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The Board of Directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; and (2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

         Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

         Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

         Honorary or advisory members of the Board of Directors, without voting power or power of final decision in matters concerning the business of the Association, may be appointed by resolution of a majority of the full Board of Directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of the Association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.



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         FOURTH.  There shall be an annual meeting of the  shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the Board of Directors may designate, on the day of each year specified therefore in the bylaws, or if that day falls on a legal holiday in the State in which the Association is located, on the next following banking day. If no election is held on the day fixed, or in the event of a legal holiday, an election may be held on any subsequent day within 60 days of the day fixed, to that designated by the Board of Directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days advance notice of the meeting shall be given to the shareholders by first class mail.

         In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her. If the issuance of preferred stock with voting rights has been authorized by a vote of shareholders owning a majority of the common stock of the Association, preferred shareholders will not have cumulative voting rights and will not be included within the same class as common shareholders to elect directors.

         Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the bank entitled to vote for election of directors.

         Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of the association not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the association not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder.

(1)      The name and address of each proposed nominee.

(2)      The principal occupation of each proposed nominee.

(3) The total number of shares of capital stock of the association that will be voted for each proposed nominee.

(4)      The name and residence address of the notifying shareholder.


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(5)      The  number  of shares of capital stock of the association owned by the notifying shareholder.

         Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

         A director may resign at any time by delivering written notice to the Board of Directors, its chairperson, or to the Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

         A director may be removed by shareholders at a meeting called to remove him or her, where notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause, provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

         FIFTH. The authorized amount of capital stock of this Association shall be two million (2,000,000) shares of common stock of the par value of five dollars ($5.00) each; and five hundred thousand (500,000) shares of preferred stock; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

         No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

         Unless otherwise specified in the articles of Association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

         Unless otherwise specified in the articles of association or required by law, all shares of voting stock shall be voted together as a class, on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected, must vote together as a single voting group on the proposed amendment.

         Shares of the same class or series may be issued as a dividend on a pro rata basis and without consideration. Shares of another class or series may be issued as a share dividend for a class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued unless there are no outstanding shares of the class or series to be issued. Unless

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otherwise  provided by the Board of Directors,  the record date for  determining shareholders entitled to a share dividend shall be the date the Board of Directors authorizes the share dividend.


         Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

         If a shareholder is entitled to fractional shares pursuant to a stock dividend, consolidation or merger, reverse stock split or otherwise, the Association may (a) issue fractional shares or, (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share,
(c) if there is an established and active market in the Association's stock, make reasonable arrangements to provide the shareholder an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share, (d) remit the cash equivalent of the fraction to the shareholder, or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers, and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights for shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as
(1) that the script or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the Association and the proceeds paid to scriptholders.

         The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the Association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

         Nothing contained in this Article Fifth (or in any supplementary sections hereto) shall entitle the holders of any class of a series of capital stock to vote as a separate class or series or to more than one vote per share, except as to the cumulation of votes for the election of directors: Provided, That this restriction on voting separately by class or series shall not apply:

                  (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;


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                  (ii) To any  provision  which  would  require  the  holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Association with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Association if the preferred stock is exchanged for securities of such other corporation;

                  (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Article Fifth (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving Association in a merger or consolidation for the Association, shall not be con sidered to be such an adverse change.

         A description of the different classes and series (if any) of the Association's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

         A. Common Stock. Except as provided in this Article Fifth (or in any supplementary sections thereto), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

         In the event of any liquidation, dissolution, or winding up of the Association, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Association available for distribution remaining after: (i) Payment or provision for payment of the Association's debts and liabilities;
(ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Association. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

         B. Preferred Stock. The Association may provide in supplementary sections to its charter, without shareholder approval, for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and

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classes. The terms of each series shall be set forth in a supplementary  section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series;

         (a) The distinctive serial designation and the number of shares constituting such series;

         (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

         (c) The voting powers, full or limited, if any, of shares of such series;

         (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

         (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Association;

         (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchases or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

         (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Association and, if so, the conversion price(s), or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (h) The price or other consideration for which the shares of such series shall be issued; and

         (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

         The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set

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forth in this Article  Fifth and the  charter,  fix and  determine  the relative rights and preferences of the shares of any series so established.

         SIXTH. The Board of Directors shall appoint one of its members president of this Association, and one of its members chairperson of the board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers is authorized by the Board of Directors in accordance with the bylaws.

         The Board of Directors shall have the power to:

         (1) Define the duties of the officers, employees and agents of the Association.

         (2)      Delegate   the   performance  of  its  duties,   but  not  the
                  responsibility for its duties, to the officers, employees, and agents of the Association.

         (3)      Fix the compensation and enter into employment  contracts with
                  its  officers  and  employees   upon   reasonable   terms  and
                  conditions consistent with applicable law.

         (4)      Dismiss officers and employees.

         (5) Require bonds from officers and employees and to fix the penalty thereof.

         (6)      Ratify  written  policies  authorized  by  the   Association's
                  management or committees of the board.

         (7) Regulate the manner in which any increase or decrease of the capital of the Association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the Association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

         (8)      Manage  and  administer  the  business  and  affairs  of   the
                  Association.

         (9)      Adopt  initial  bylaws,  not  inconsistent  with  law  or  the
                  articles  of  association,   for  managing  the  business  and
                  regulating the affairs of the Association.

         (10) Amend or repeal bylaws, except to the extent that the articles of association reserve this power in whole or in part to shareholders.

         (11)     Make contracts.

         (12) Generally to perform all acts that are legal for a Board of Directors to perform.

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         SEVENTH.  The Board of  Directors  shall  have the power to change  the location of the Main Office to any other place within the limits of Crawford, Illinois, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Office of the Comptroller of the Currency.

         EIGHTH. The corporate existence of this Association shall continue until terminated according to the laws of the United States.

         NINTH. The Board of Directors of this Association, or any one or more shareholders owning, in the aggregate, not less than ten percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60 days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association. Unless otherwise provided by the Bylaws, any action requiring approval by the shareholders must be effected at a duly called annual or special meeting.

         TENTH.  Indemnification

         (a)  In this Article:

         "applicant" means the person seeking indemnification pursuant to this Article.

         "Association" means, in addition to the Association, any constituent association, institution or entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee or agent of another association, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

         "expenses" includes counsel fees.

         "liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

         "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.


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         "proceeding" means any threatened,  pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

         (b) To the full extent that the Illinois Corporation Act, as it exists on the date hereof or as hereafter amended, permits the limitation or elimination of the liability of directors and officers, no director or officer of the Association made a party to any proceeding shall be liable to the Association or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct, whether occurring prior or subsequent to the effective date of this Article.

         (c) The Association shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Association or brought by or on behalf of shareholders of the Association, by reason of the fact that he is or was a director or officer of the Association, or (ii) any director or officer who is or was serving at the request of the Association as a director, trustee, partner or officer or another association, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law, provided, however, no such indemnification may apply to expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association. A person is considered to be serving an employee benefit plan at the Association's request if his duties to the Association also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

         (d) The provisions of this Article shall be applicable to all proceedings commenced after it becomes effective, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Association shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such director, officer, employee or agent in connection with such actions and determinations or proceedings of any kind arising therefrom.

         (e) The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in section (b) or (c) of this Article.

         (f) Any indemnification under section (c) of this Article (unless ordered by a court) shall be made by the Association only as authorized in the specific case upon a determination


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that indemnification of the applicant is proper in the circumstances  because he has met the applicable standard of conduct set forth in section (c).

         The determination shall be made:

                  (i) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                  (ii) If a quorum cannot be obtained under subsection (i) of this section, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceedings;

                  (iii) By special legal counsel:

                           (A) Selected by the Board of Directors or its committee in the manner prescribed in subsection (i) or (ii) of this section; or

                           (B) If a quorum of the Board of Directors cannot be obtained under subsection (i) of this section and a committee cannot be designated under subsection (ii) of this section, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

                  (iv) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. To the extent, however, that an applicant who has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. No applicant shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire Board of Directors.

                  Authorization   of   indemnification   and  evaluation  as  to
         reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection (iii) of this section (f) to select counsel.

                  Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by

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



         the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

         (g) Notwithstanding any contrary determination in the specific case under Paragraph f of this Article, and notwithstanding the absence of any determination thereunder, any applicant may apply to any court of competent jurisdiction in the State of Illinois for indemnification to the extent otherwise permissible under Paragraph C of this Article. The basis of such indemnification by a court shall be a determination by such court that indemnification of the applicant is proper in the circumstances because he has met the applicable standards of conduct set forth in Paragraph C of this Article. Notice of any application for indemnification pursuant to this Paragraph (g) shall be given to the Association promptly upon the filing of such application. Notwithstanding any of the foregoing, unless otherwise required by law, no applicant shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire Board of Directors.

         (h) The Association shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under section
(c) if the applicant furnishes the Association:

                  (i) (A) a written statement of his good faith belief that he has met the standard of conduct described in section (c); and

                        (B) a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

                  (ii)  The undertaking  required by paragraph (B) of subsection
         (i) of this section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

                  (iii) Authorizations of payments under this section shall be made by the persons specified in section (f).

         (i) The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Association to indemnify or contract to indemnify any person not specified in section (b) or
(c) of this Article who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in section (c). The provisions of sections (d) through (h) of this Article shall be applicable to any indemnification provided hereafter pursuant to this section (i).

         (j) The Association may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association, as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him any such capacity or arising from his status as such, whether or not the Association would have the power to indemnify him against such liability under the provisions of this Article.

         (k) Every reference herein to directors, officers, trustees, partners, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Association or others, with respect to claims, issues or matters in relation to which the Association would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Association to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, Bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Association shall be a party to or beneficiary of any such agreements, Bylaws or arrangements); provided, however, that any provision of such agreements, Bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the State of Illinois.

         (l) Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

         ELEVENTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The Association's Board of Directors may propose one or more amendments to the articles of association for submission to the shareholders.

         In witness whereof, we have hereunto set our hands this ___ day of __________, 1997.



-------------------------------                 --------------------------------
James D. Goodwine                               Scott F. Pulliam


-------------------------------                 --------------------------------
Clell T. Keller                                 Donald K. Inboden


-------------------------------                 --------------------------------
William K. Thomas                               Rick L. Catt


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